UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2011 (December 20, 2011)

TELESTONE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32503	84-1111224
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

(Address of principal executive offices)

Floor 10, China Ruida Plaza
No. 74 Lugu Road
Shi Jingshan District
Beijing, People’s Republic of China 100040

Registrant’s telephone number, including area code (86)-10-6860-8335

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2011, Telestone Technologies Corporation (the “Company”) 2011 Annual Meeting of Stockholders (the “Meeting”) was held at Floor 10, Ruida Plaza, No. 74 Lugu Road, Shi Jingshan District, Beijing, P.R.C. The following five (5) directors were elected to serve on the board of directors (the “Board”) until the next annual meeting of stockholders of the Company or until such person(s) shall resign, be removed or otherwise leave office (the “Directors”):

Han Daqing has served as Chairman of our Board since August 23, 2004. Mr. Han has served as a member of the Board of Telestone since its inception in October, 1997 and as Chief Executive Officer since January, 2002. Previously Mr. Han also held the title of President of the Company from August 23, 2004 until May 26, 2010. Prior to assuming his Chief Executive Officer duties with Telestone, from 1996 to 2002, Mr. Han was the Chief Representative of the Beijing Office of Allgon Systems AB, an international telecommunications conglomerate. Mr. Han holds a bachelor’s degree in Computer Engineering and a master’s degree in Digital Communication Engineering, both from the Xidian University of Electronic Science & Technology. In addition, Mr. Han holds a Master’s of Business Administration from CITY University. We believe Mr. Han’s qualifications to serve on our board include his extensive knowledge of the Company as founder, Chairman, CEO and President and his understanding and in-depth experience in dealing in the technological aspect of the business and the markets served. In addition, we believe that his vision and progressive leadership will continue to positively influence the Company’s profitable revenue growth and corresponding profitability, and his background positions him to grow the Company both organically and by acquisition.

Pan Guobin has served as President of the Company since May 26, 2010. Mr. Pan has served as a member of the Board of Director since December 28, 2009. Mr. Pan Guobin brings 24 years of IT work experience and 19 years of senior management experience to the Company. From August 2007 to the present, Mr. Pan served as the vice president of the Company. From November 2001 to August 2007, Mr. Pan served as the manager of Tianjin Branch and Northeast District Branch of the Company. From August 1985 to October 2001, Mr. Pan worked as an engineer and then served as a product manager at Tianjin Photoelectricity 754 Factory. Mr. Pan holds a bachelor’s degree in Computer Application from Xidian University, China. We believe Mr. Pan’s qualifications to serve on our board include his extensive knowledge of the Company gained working as an executive of the Company for many years, which has afforded him a detailed understanding of the business and the complexities of our operations. His technical expertise and experience as a professional in the telecommunications industry allow him to direct the operations of the Company and provide valuable insights and technical support to the Board. His support is particularly important when evaluating new ventures proposed to the Board.

He Yuanping has worked as director, vice president, chief financial officer and secretary of the board of directors of Beijing Origin Water Technology Company since June 2007. Mr. He has years of experience in investment, finance and senior management of large enterprises. From September 2005 to June 2007 Mr. He was executive vice president and chief financial officer of Beijing Science and Technology development Company. From April 2003 to August 2005 Mr. He worked as vice president and chief investment officer at Beijing Anlian Investment Co., Ltd. Mr. He holds a Bachelor’s degree in Engineering from Nanjing University of Science, a Master’s degree in Engineering from University of Science and Technology Beijing, and a Master’s degree in Finance from Victoria University in New Zealand. Mr. He is a permanent resident of New Zealand. We believe Mr. He’s wealth of experience in investment, finance, and management will enable him to provide valuable insight regarding the direction of our business operations and to serve as a important addition to the Board.

Lu Guangjun has worked as secretary of the Association of China Communication Industry since June of 2010. From September 2006 to April 2010 Mr. Lu was the chairman of the board of China Rida System & Equipment Corp. From July 2000 to September 2006 Mr. Lu worked as president and chief secretary of China TongGuang Electronic Corporation From October 1996 to June 2000 Mr. Lu was president of China TongGuang Electronic Corporation, during which time he was also on the Board of SDG Information Corporation Limited. From January 1994 to May 1996 Mr. Lu worked as president of China TongGuang Electronic Corporation. We believe Mr. Lu’s extensive experience in senior management, spanning over 18 years, have furnished him with the ideal background for a Board member who will contribute new ideas on the future operations of the Company bolstered by his expert working knowledge of the technology industry.

Cheng Guanghui has served as a member of our Board since September 21, 2007. Currently, Mr. Cheng is a Director of the China Quality Management Association for Electronics Industry. From 1998 to 2004, Mr. Cheng worked as Director of the General Office of Ministry of Information Industry of the People’s Republic of China. From 1993 to 1998, Mr. Cheng was Director of The General Office of Ministry of Electronics Industry of the People’s Republic of China. Mr. Cheng holds a bachelor’s degree from Tsinghua University. We believe Mr. Cheng’s qualifications to serve on our board include his extensive knowledge of the Company, his experience serving on Chinese governmental agencies related to the telecommunications industry, his deep understanding of China’s policies, and his extensive knowledge and experience of the markets in which we conduct business. Mr. Cheng’s solid background provides valuable insights to the industry and China’s policies to the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders at the Meeting:

•	The election of five (5) Directors to serve on the Board until the next annual meeting of stockholders of the Company or until such person(s) shall resign, be removed or otherwise leave office.

•	The ratification of Mazars CPA Limited, Certified Public Accountants (“Mazars”) as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

For more information about the foregoing proposals, see our proxy statement dated November 21, 2011, the relevant portions of which are incorporated herein by reference. The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

The votes regarding the election of the persons named above as Directors were as follows:

	FOR	WITHHELD / AGAINST / ABSTENTIONS

Han Daqing	4,091,689	45,271
He Yuanping	4,094,655	42,305
Lu Guangjun	4,094,075	42,885
Pan Guobin	4,089,815	47,145
Cheng Guanghui	3,999,912	137,048

The Directors were elected to serve on the Board until the next annual meeting of stockholders of the Company or until such person(s) shall resign, be removed or otherwise leave office.

Item 7.01 Regulation FD Disclosure.

On December 21, 2011, the Company announced the results of the Meeting. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01 Other Items.

At the Meeting, the proposal to ratify the appointment of Mazars as the Company’s independent registered public accounting firm to serve for the fiscal year ending December 31, 2011 was duly approved and adopted. The votes regarding the proposal were as follows:

FOR	AGAINST	ABSTENTIONS
7,296,965	62,372	15,450

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 21, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELESTONE TECHNOLOGIES CORPORATION

Dated: December 23, 2011	By:	/s/ Han Daqing
	Name:	Han Daqing
	Title:	Chief Executive Officer